Exhibit 23-B

                           CITRIN COOPERMAN & COMPANY, LLP

                            Certified Public Accountants

                            529 Fifth Avenue, Tenth Floor

                              New York, New York 10017

                                        ----

                                    212-697-1000



                                ACCOUNTANTS' CONSENT



To the Board of Directors and Shareholders Besicorp Group Inc.

     We consent to the incorporation by reference in the registration statement of Besicorp Group Inc. (No. 0-9964) on Form S-8 of Besicorp Group Inc. of our report dated June 23, 1998, relating to the consolidated balance sheets of Besicorp Group Inc. and subsidiaries as at March 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-KSB of Besicorp Group Inc.





                                        /s/ Citrin Cooperman & Company, LLP

                                        CITRIN COOPERMAN & COMPANY, LLP

     June 25, 1998

     New York, New York


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